                                                             Exhibit (a)(1)(PPP)

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


DOLPHIN LIMITED PARTNERSHIP I, L.P.,            :
RAMESH MEHAN, RENEE MEHAN, RENEE MEHAN IRA,     :
SAROJ MEHAN, MANEESCH MEHAN, RAHUL MEHAN,       :
JOEL MEHAN, LAJIA MEHAN, DARSHAN MEHAN IRA,     :        Civil Action
DARSHAN MEHAN (ROLLOVER IRA), ARSH N. MEHAN,    :        No. 20101
ARSH N. MEHAN (ROTH IRA), ASHOK K. MEHAN,       :
ASHOK K. MEHAN IRA, ROBERT M. MILES, and        :
GUILLERMO MARTI,                                :
                                                :
                        Plaintiffs,             :
                                                :
                    v.                          :
                                                :
NCS ACQUISITION CORP. and OMNICARE, INC.,       :
                                                :
                        Defendants.             :


                                NOTICE OF MOTION

TO:  Donald J. Wolfe, Jr., Esquire
     Potter Anderson & Corroon LLP
     1313 North Market Street
     Wilmington, DE 19801

     PLEASE TAKE NOTICE that plaintiffs will present the attached motion for temporary restraining order to the Court at the earliest convenience of the Court and counsel.

                                                ROSENTHAL, MONHAIT, GROSS
                                                & GODDESS, P.A.

                                            By: /s/ Joseph A. Rosenthal
                                                --------------------------------
                                                Suite 1401, 919 N. Market Street
                                                P.O. Box 1070
                                                Wilmington, DE 19899
                                                (302) 656-4433

                                                CHIMICLES & TIKELLIS LLP
                                                One Rodney Square
                                                Wilmington, DE 19899
                                                (302) 656-2500

                                                Attorneys for Plaintiffs

OF COUNSEL:

LOWEY DANNENBERG BEMPORAD & SELINGER, P.C.
The Gateway
One N. Lexington Avenue
White Plains, NY 10601

BEATIE and OSBORN
34th FLOOR
521 Fifth Avenue
New York, NY 10175

CAULEY GELLER BOWMAN & COATES, LLP
One Boca Place
2255 Glades Road, Suite 421A
Boca Raton, FL 33431
(561) 750-3000

SCHIFFRIN & BARROWAY, LLP
Three Bala Plaza East, Suite 400
Bala Cynwyd, PA 19004
(610) 667-7706

WOLF HALDENSTEIN ADLER FREEMAN & HERZ
270 Madison Avenue
New York, NY 10016
(212) 545-4600

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

DOLPHIN LIMITED PARTNERSHIP I, L.P.,            :
RAMESH MEHAN, RENEE MEHAN, RENEE MEHAN IRA,     :
SAROJ MEHAN, MANEESCH MEHAN, RAHUL MEHAN,       :
JOEL MEHAN, LAJIA MEHAN, DARSHAN MEHAN IRA,     :       Civil Action
DARSHAN MEHAN (ROLLOVER IRA), ARSH N. MEHAN,    :       No. 20101
ARSH N. MEHAN (ROTH IRA), ASHOK K. MEHAN,       :
ASHOK K. MEHAN IRA, ROBERT M. MILES, and        :
GUILLERMO MARTI,                                :
                                                :
                          Plaintiffs,           :
                                                :
                    v.                          :
                                                :
NCS ACQUISITION CORP. and OMNICARE, INC.,       :
                                                :
                          Defendants.           :


                     MOTION FOR TEMPORARY RESTRAINING ORDER

     Plaintiffs hereby move the Court for an Order (1) temporarily restraining defendants NCS Acquisition Corp. ("NCS Acquisition") and Omnicare, Inc. ("Omnicare") and their agents and affiliates from paying out or distributing $13.5 million (the "escrow fund") of the monies they would otherwise pay or distribute to the shareholders of NCS Healthcare, Inc. ("NCS") to acquire all outstanding NCS stock pursuant to an Agreement and Plan of Merger by and among Omnicare, NCS Acquisition and NCS dated December 17, 2002 ("Merger Agreement"), pending this Court's determination of the application of plaintiffs and their counsel for an allowance of attorneys' fees and reimbursement of expenses in the related litigation, In Re NCS Healthcare, Inc. Shareholders Litigation, Cons. C.A. No. 19786 (the "Shareholders Action"), and (2) requiring NCS Acquisition and Omnicare to deposit the escrow fund in an interest bearing account to be drawn upon only pursuant to further Order of this Court.

     The grounds for this motion, which are more fully set forth in the Affidavit of Joseph A.

Rosenthal and plaintiffs' supporting memorandum of law filed herewith are that
(a) plaintiffs' prosecution of C.A. No. 19786 benefitted NCS shareholders thereby entitling plaintiffs and their counsel to an allowance of attorneys' fees and expenses, (b) the monies to be paid out and distributed to NCS shareholders in payment for NCS shares pursuant to the Merger Agreement constitutes a common fund from which any attorneys' fees and expenses would be paid, and (3) immediate relief is necessary to preserve the escrow fund for payment of any allowance of attorneys' fees and expenses the Court may grant.

     WHEREFORE, plaintiffs respectfully request the Court to enter an Order in the form attached hereto as Exhibit A.


                                             ROSENTHAL, MONHAIT, GROSS
                                             & GODDESS, P.A.

                                         By: /s/ Joseph A. Rosenthal
                                             -----------------------------------
                                             Suite 1401, 919 N. Market Street
                                             P.O. Box 1070
                                             Wilmington, DE 19899
                                             (302) 656-4433

                                             CHIMICLES & TIKELLIS LLP
                                             One Rodney Square
                                             Wilmington, DE 19899
                                             (302) 656-2500

                                             Attorneys for Plaintiffs

OF COUNSEL:

LOWEY DANNENBERG BEMPORAD & SELINGER, P.C.
The Gateway
One N. Lexington Avenue
White Plains, NY 10601

BEATIE and OSBORN
34th FLOOR
521 Fifth Avenue
New York, NY 10175

CAULEY GELLER BOWMAN & COATES, LLP
One Boca Place
2255 Glades Road, Suite 421A
Boca Raton, FL 33431
(561) 750-3000

SCHIFFRIN & BARROWAY, LLP
Three Bala Plaza East, Suite 400
Bala Cynwyd, PA 19004
(610) 667-7706

WOLF HALDENSTEIN ADLER FREEMAN & HERZ
270 Madison Avenue
New York, NY 10016
(212) 545-4600

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                         IN AND FOR NEW CASTLE COUNTRY

DOLPHIN LIMITED PARTNERSHIP I, L.P.,          :
RAMESH MEHAN, RENEE MEHAN, RENEE MEHAN IRA,   :
SAROJ MEHAN, MANEESCH MEHAN, RAHUL MEHAN,     :
JOEL MEHAN, LAJIA MEHAN, DARSHAN MEHAN IRA,   :     Civil Action
DARSHAN MEHAN (ROLLOVER IRA), ARSH N. MEHAN,  :     No. 20101
ARSH N. MEHAN (ROTH IRA), ASHOK K. MEHAN,     :
ASHOK K. MESHAN IRA, ROBERT M. MILES and      :
GUILLERMO MARTI,                              :
                                              :
                           Plaintiffs,        :
                                              :
               v.                             :
                                              :
NCS ACQUISITION CORP. and OMNICARE, INC.,     :

                           Defendants.

                                   O R D E R

    Plaintiffs having moved the Court for a Temporary Restraining Order, for the
reasons stated on the record on                 , 200  ,

    IT IS this             day of                     , 200  , ORDERED as
follows:

    1. Defendants NCS Acquisition Corp. ("NCS Acquisition") and Omnicare, Inc. ("Omnicare") and their directors, officers, agents, servants, employees, attorneys, parents and subsidiaries are hereby temporarily restrained and enjoined from paying to the shareholders of NCS Healthcare, Inc. ("NCS") the sum
of $        (the "escrow fund") in connection with the closing of defendants'
pending tender offer for the stock of NCS and related merger, pursuant to the Agreement and Plan of Merger by and among Omnicare, NCS Acquisition Corp. and NCS dated December 17, 2002.

    2. The escrow fund shall be withheld by proration among all NCS shares NCS Acquisition and Omnicare acquire in the tender offer and merger, i.e., the same amount shall be withheld from payment for each NCS share acquired pursuant to the tender offer and merger.

    3. NCS Acquisition and Omnicare shall deposit the escrow fund in an interest bearing escrow account pending further Order of this Court.

    4. This Temporary Restraining Order shall be effective only upon the posting
of a bond without surety by plaintiffs in the sum of $                for such
costs and damages as may be incurred or suffered by any party who is found to have been wrongfully enjoined or restrained.



                                       -----------------------------------
                                       Vice Chancellor

                             CERTIFICATE OF SERVICE

    I, Joseph A. Rosenthal, Esquire, do hereby certify that on this 27th day of December, 2002, I caused copies of the foregoing document to be served via hand delivery upon:

                                          Donald J. Wolfe, Jr., Esquire
                                          Potter Anderson & Corroon LLP
                                          1313 North Market Street
                                          Wilmington, DE 19801

                                                 /s/ Joseph A. Rosenthal
                                                 -------------------------------
                                                   Joseph A. Rosenthal

cc:  Edward B. Welch, Esquire
     David C. McBride, Esquire
     Elizabeth Ann Brown, Esquire
     Jon E. Abramczyk, Esquire

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY


DOLPHIN LIMITED PARTNERSHIP I, L.P.,            :
RAMESH MEHAN, RENEE MEHAN, RENEE MEHAN IRA,     :
SAROJ MEHAN, MANEESCH MEHAN, RAHUL MEHAN,       :
JOEL MEHAN, LAJIA MEHAN, DARSHAN MEHAN IRA,     :          Civil Action
DARSHAN MEHAN (ROLLOVER IRA), ARSH N. MEHAN,    :          No. 20101
ARSH N. MEHAN (ROTH IRA), ASHOK K. MEHAN,       :
ASHOK K. MEHAN IRA, ROBERT M. MILES and         :
GUILLERMO MARTI,                                :
                                                :
                                  Plaintiffs,   :
                                                :
                    v.                          :
                                                :
NCS ACQUISITION CORP. and OMNICARE, INC.,       :
                                                :
                                  Defendants.   :


                        AFFIDAVIT OF JOSEPH A. ROSENTHAL
                           IN SUPPORT OF APPLICATION
                       FOR A TEMPORARY RESTRAINING ORDER


STATE OF DELAWARE      )
                       )  ss.:
COUNTY OF NEW CASTLE   )

     Joseph A. Rosenthal, being sworn, deposes and says:
     1. I am a member of Rosenthal, Monhait, Gross & Goddess, P.A., one of plaintiffs' counsel in this action and in related litigation in this Court entitled "In re NCS Healthcare, Inc. Shareholders Litigation," Consolidated C.A. No. 19786 (the "Shareholders Action"). I submit this affidavit in support of plaintiffs' application for a temporary restraining order restraining defendants from paying or distributing the sum of $13,500,000 to the shareholders of NCS Healthcare, Inc. ("NCS") in connection with the acquisition of NCS by defendant Omnicare, Inc. ("Omnicare") pursuant to the Agreement and Plan of Merger by and among Omnicare, NCS Acquisition Corp. and NCS dated December 17, 2002, so that a fund is available to pay the fees and expenses of plaintiffs' attorneys whose services in the Shareholders Action benefitted NCS' shareholders.

     2. The Shareholders Action resulted in an injunction barring the proposed acquisition by Genesis Health Ventures, Inc. ("Genesis") of all of the outstanding common stock of NCS through a merger agreement and related Voting Agreements with the controlling stockholders of NCS, Jon H. Outcalt and Kevin Shaw. Each of those agreements was dated as of July 28, 2002 (collectively, the "Genesis Merger Agreements") and provided that the stockholders of NCS would receive 0.1 share of Genesis common stock worth about $1.60 per NCS share. As a direct result of the entry by the Delaware Supreme Court of an Order on December 10, 2002 on an appeal from the November 22, 2002 decision of this Court in the Shareholders Action, the Genesis Merger Agreements were enjoined, a bidding contest for NCS ensued and NCS entered into the Agreement and Plan of Merger with Omnicare and its wholly owned subsidiary, NCS Acquisition Corp. (collectively, "Omnicare") for NCS to be acquired at a price of $5.50 cash per share (the "Acquisition") -- approximately $102 million (340%) more than the $1.60 per NCS share consideration in the Genesis Merger Agreements. The Acquisition is being accomplished through a tender offer scheduled to expire at 12:00 midnight (EST) on January 7, 2002 (the "Tender Offer"), to be followed by a merger to acquire any NCS shares that remain outstanding.

     3. This affidavit, together with the accompanying memorandum of law, is submitted in support of plaintiffs' application for a temporary restraining order in this action.

     4. Plaintiffs and their counsel do not complain of the Acquisition, but only seek a temporary restraining order requiring defendants to withhold $13,500,000 from the monies which defendants would otherwise pay out or distribute to NCS stockholders, until the right of plaintiffs and their counsel to an award of attorneys' fees and reimbursement of expenses can be determined by this Court. Omnicare has represented in its offering materials for the Tender Offer that it will be purchasing 26,233,391 NCS shares in the Acquisition. Accordingly, the amount sought to be withheld is less than $.52 per share, about 13% of the $102 million benefit achieved for the NCS stockholders through the successful prosecution of the Shareholders Action (the "common fund"). Plaintiffs will be filing a motion for determination of attorneys' fees and expenses shortly.

     5. Plaintiffs' counsel have communicated with counsel for NCS, its directors and Omnicare seeking payment for the fees and expenses of plaintiffs' counsel in an effort to avoid the necessity for this action and the restraining order plaintiffs seek. Those communications have not obviated the need for this application.

     6. Plaintiffs and their counsel will suffer imminent and irreparable injury if this application is denied. Despite the direct and substantial benefits conferred upon the shareholders of

NCS in the Shareholders Action, if this application is denied and the Court determines that the common fund is the sole source of payment of an award to plaintiffs' counsel, counsel would be put in the untenable position of having to attempt to collect those fees and expenses from thousands of geographically dispersed shareholders. Such an approach might well deny counsel any fee at all and would be highly inequitable, in view of the total success achieved in the Shareholders Action and the creation of a fund exceeding $102 million for the benefit of the NCS stockholders.

     7. Moreover, no harm will be incurred by defendants if this application is granted. Omnicare will be able to complete its Acquisition and acquire NCS. Defendants will simply be required to withhold a small portion of the aggregate payment until counsels' entitlement to fees and expenses has been determined by this Court.

     8. In addition, the NCS shareholders will not suffer any detriment as any money withheld which this Court determines should not be awarded to plaintiffs' counsel can be distributed promptly to the shareholders. Thus, the imminent and irreparable harm to counsel clearly outweighs the slight inconvenience which may be incurred by defendants or the NCS shareholders.

     9. The urgency surrounding this application and requiring the immediate relief requested herein is an outgrowth of the timing of the Acquisition. Omnicare has publicly represented that the holders of most of the outstanding shares of NCS have tendered to Omnicare. That Tender Offer is scheduled to close on January 7,

2003, with payment to be made promptly thereafter. Omnicare has further represented that it hopes to complete the Acquisition through a short-form or other merger as soon as practicable after the expiration of the Tender Offer.

     10. Without the relief sought herein, defendants can (and probably will) distribute the Tender Offer proceeds to NCS shareholders shortly after January 7, 2003, potentially leaving plaintiffs' counsel with no alternative practical means of being paid compensation or reimbursed expenses. Defendants may, on behalf of themselves and as successor in interest to NCS, deny any liability or obligation to pay fees or reimburse expenses to plaintiffs' counsel. Therefore, the common fund created through the efforts of plaintiffs' counsel may be the only source from which plaintiffs' counsel can obtain payment of fees and expenses.

     11. For the foregoing reasons, I respectfully request that the temporary restraining order be granted in all respects.


                                                /s/ Joseph A. Rosenthal
                                          --------------------------------------
                                                    Joseph A. Rosenthal

SWORN TO AND SUBSCRIBED

BEFORE ME this 27th day

of December, 2002.

      /s/ Mary C. McMonigal
----------------------------------
           Notary Public

        MARY C. McMONIGAL
          NOTARY PUBLIC
        STATE OF DELAWARE
My Commission Expires May 11, 2005

                             CERTIFICATE OF SERVICE

     I, Joseph A. Rosenthal, Esquire, do hereby certify that on this 27th day of December, 2002, I caused copies of the foregoing document to be served via hand delivery upon:

                              Donald J. Wolfe, Jr., Esquire
                              Potter Anderson & Corroon LLP
                              1313 North Market Street
                              Wilmington, DE 19801


                                                    /s/ Joseph A. Rosenthal
                                              ----------------------------------
                                                       Joseph A. Rosenthal


cc:  Edward B. Welch, Esquire
     David C. McBride, Esquire
     Elizabeth Ann Brown, Esquire
     Jon E. Abramczyk, Esquire

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

-----------------------------------------------X
DOLPHIN LIMITED PARTNERSHIP I, L.P.,
RAMESH MEHAN, RENEE MEHAN, RENEE MEHAN IRA,    :
SAROJ MEHAN, MANEESCH MEHAN, RAHUL MEHAN,            Civil Action
JOEL MEHAN, LAJIA MEHAN, DARSHAN MEHAN IRA,    :     No. 20101
DARSHAN MEHAN (ROLLOVER IRA), ARSH N. MEHAN,
ARSH N. MEHAN (ROTH IRA), ASHOK K. MEHAN,      :
ASHOK K. MESHAN IRA, ROBERT M. MILES and
GUILLERMO MARTI,                               :

                                Plaintiffs,    :

                            v.                 :

NCS ACQUISITION CORP. and OMNICARE, INC.,      :

                                Defendants.    :
-----------------------------------------------X


             PLAINTIFFS' MEMORANDUM OF LAW IN SUPPORT OF MOTION FOR
                          TEMPORARY RESTRAINING ORDER

                                          ROSENTHAL, MONHAIT, GROSS
                                          & GODDESS, P.A.
                                          Suite 1401, 919 N. Market Street
                                          P.O. Box 1070
                                          Wilmington, DE 19899
                                          (302) 656-4433

                                          CHIMICLES & TIKELLIS LLP
                                          One Rodney Square
                                          Wilmington, DE 19899
                                          (302) 656-2500
                                          Attorneys for Plaintiffs

OF COUNSEL:

LOWEY DANNENBERG BEMPORAD & SELINGER, P.C.
The Gateway
One N. Lexington Avenue
White Plains, NY 10601

BEATIE AND OSBORN
34th FLOOR
521 Fifth Avenue
New York, NY 10175
    Plaintiffs' Co-Lead Counsel

DATED: DECEMBER 27, 2002

                               TABLE OF CONTENTS

TABLE OF AUTHORITIES.....................................................ii

PRELIMINARY STATEMENT.................................................... 1

STATEMENT OF FACTS....................................................... 2

ARGUMENT................................................................. 3

    A. Plaintiffs' Counsel Will Suffer Imminent And
       Irreparable injury If A Reasonable Portion
       Of The Tender Offer/Merger Proceeds Is Not Escrowed............... 3

    B. Shareholders' Counsel Can Demonstrate A Reasonable
       Probability of Success On The Merits Of The Fee Application....... 5

CONCLUSION............................................................... 7



                              TABLE OF AUTHORITIES

Allied Artists Pictures Corp. v. Baron, 413 A.2d 867 (Del.
  1980).............................................................5

In Re Anderson-Clayton Shareholder Litigation, Del. Ch.,
  Cons. C.A. No. 8387, Allen, C. (Sept. 19, 1988).............2, 5, 6

Barton v. Drummond Co., 636 F.2d 978 (5th Cir. 1981)................6

Chrysler Corp. v. Dann, 223 A.2d 384 (Del. 1966).................1, 5

Cottle v. Carr, 1988 WL 10415 (Del.Ch.).............................2

In re First Interstate Bancorp. Consol. Shareholders
  Litigation, 756 A.2d 353 (Del. Ch. 1999),
  aff'd, 755 A.2d 388 (Del. 2000)...................................5

Kahan v. Rosenstiel, 424 F.2d 161 (3d Cir. 1970)..............2, 4, 6

Koppel v. Wien, 743 F.2d 129 (2d Cir. 1984).........................4

Krinsky v. Helfand, 156 A.2d 90 (Del. 1959).........................6

McDonnell Douglas Corp. v. Palley, 310 A.2d 635 (Del.
  1973).............................................................5

Mentor Graphics Corporation v. Quickturn Design Systems,
  Inc., 789 A.2d 1216 (Del. Ch. 2001)...............................4

Perrine v. Pennroad Corp., 51 A.2d 327 (Del. Ch. 1947)..............4

Ramey v. Cincinnati Enquirer, Inc., 508 F.2d 1188 (6th Cir.
  1974), cert. denied, 422 U.S. 1048 (1975).........................6

Smith v. Van Gorkom, 1985 WL 22040 (Del. Ch.).......................6

Sugarland Industries, Inc. v. Thomas, 420 A.2d 142 (Del.
  1980).......................................................1, 5, 6

Weinberger v. UOP, Inc., 517 A.2d 653 (Del. Ch. 1986).........1, 4, 5

Zlotnick v. Metex, Inc., C.A. No. 9781, Hartnett, V.C. (Del. Ch.
  Mar. 2, 1989).....................................................4


                             PRELIMINARY STATEMENT

     Plaintiffs submit this memorandum of law in support of their application to temporarily restrain Omnicare, Inc., and its wholly owned subsidiary, NCS Acquisition Corp. (collectively, "Omnicare") from disbursing $13.5 million of the funds otherwise payable to the shareholders of NCS Healthcare, Inc. ("NCS") pursuant to a December 17, 2002 merger agreement between Omnicare and NCS. Plaintiffs ask that the restraining order remain in place and effect until such time as the Court determines plaintiffs' counsels' right to, and amount of, an award of attorneys' fees and reimbursement of expenses for their services in the related action styled "In re NCS Healthcare, Inc. Shareholders Litigation," Consolidated C.A. No. 19786 (the "Shareholders Action").

     The efforts of plaintiffs' counsel resulted in an Order from the Delaware Supreme Court directing that this Court enjoin implementation of a merger agreement between NCS and Genesis Health Ventures, Inc. ("Genesis") that NCS entered into even though Omnicare, a competing bidder, had expressed a willingness to offer a superior price. A bidding contest ensued after the Supreme Court's decision resulting in the current NCS-Omnicare merger agreement in which NCS shareholders will receive more than three times the price for their stock than they would have received under the NCS-Genesis merger. The aggregate benefit exceeds $102 million.

     Under well-established Delaware law, when a party is successful in creating a "common fund" for the benefit of other stockholders, attorneys' fees may be paid from the common fund. Sugarland Industries, Inc. v. Thomas, 420 A.2d 142 (Del. 1980); Chrysler Corp. v. Dann, 223 A.2d 384, 386 (Del. 1966); Weinberger
v. UOP, Inc., 517 A.2d 653, 654 (Del. Ch. 1986). If the Court determines that the transaction proceeds are the only source of payment, unless a portion of the merger proceeds, or "common fund," is withheld from distribution, plaintiffs' counsels' collection of any fees and expenses for their services in achieving the benefit will be a practical impossibility, and plaintiffs' counsel will be irreparably harmed. The only practical alternative, as sought here, is the escrowing of a fund prior to distribution. See Kahan v. Rosenstiel 424 F.2d 161, 168 n.8 (3d Cir. 1970).

     The amount which plaintiffs request to be withheld is relatively small compared to the total cash benefit conferred upon NCS's shareholders. The $13.5 million requested to be withheld represents approximately 13% of the additional $102 million in consideration that NCS stockholders will receive.

     Plaintiffs' counsel have attempted to resolve this issue without resorting to litigation. However, in the absence of a commitment by Omnicare to pay the fees and expenses awarded to plaintiffs' counsel (see In Re Anderson-Clayton Shareholder Litigation, Del. Ch. Cons. C.A. No. 8387, Allen, C. (Sept. 19,
1988)("Anderson-Clayton")), plaintiffs are left with no practical alternative to the instant motion.

                               STATEMENT OF FACTS

     The relevant facts are set forth in the Affidavit of Joseph A. Rosenthal, sworn to December 27, 2002 submitted herewith (the "Moving Affidavit"), and the Complaint in this action. Plaintiffs will also file more detailed papers in support of their fee application in the Shareholders Action.

     As detailed in the Complaint and Moving Affadavit, the diligent efforts of plaintiffs' counsel caused the Genesis merger agreement and related voting agreements to be enjoined, and enabled competitive bidding for NCS to ensue between Genesis and Omnicare. The Shareholders Action, by blocking the Genesis merger, opened up the "playing field" and permitted the emergence of a competitive bidding process in which Genesis offered $3.50 per share in Genesis stock to counter Omnicare's pending bid, and Omnicare promptly upped its bid to $5.50 cash per share. As a result, the stockholders of NCS will receive approximately $3.90 per share (340%) more than they would have received under the Genesis merger as a result of the successful prosecution of the Shareholders Action. The tender offer for NCS shares is scheduled to close on January 7, 2003, thus requiring that this application be made on an expedited basis.

                                    ARGUMENT

     The standards applicable to this motion for a temporary restraining order ("TRO") are clear: the moving party must show a threat of imminent irreparable injury and claims that are colorable, litigable, or that raise questions deserving serious attention. Cottle v. Carr, 1988 WL 10415 at *2 (Del. Ch.) (on a TRO, the Court's focus "is not importantly upon an assessment of the probability of ultimate success, but is primarily upon the injury to plaintiff that is threatened and the possible injury to defendant if the remedy is improvidently granted"). Each of these elements is satisfied by the instant application.

          A. Plaintiffs' Counsel Will Suffer Imminent And Irreparable Injury If A Reasonable Portion Of The Tender Offer/Merger Proceeds Is Not Escrowed

     The rights of plaintiffs' counsel to reasonable attorneys' fees and reimbursement of expenses may be completely frustrated if the tender offer/merger consideration is paid to NCS' shareholders without first withholding a reasonable amount for plaintiffs' attorneys' fees. Plaintiffs' counsel may have no other source of compensation for their successful efforts because it is a practical impossibility to assess the many thousands of geographically dispersed shareholders individually after payment has been made. See Weinberger v. UOP, Inc., 517 A.2d 653 (Del. Ch. 1986).

     In this case, no harm will befall Omnicare if it is required to withhold temporarily a small portion of the more than $460 million in cash earmarked for distribution to NCS' shareholders and creditors. The NCS shareholders also will not be harmed because the portion to be withheld is small, and, to the extent ultimately allowed for fees and expenses by this Court, will simply represent just compensation reasonably owed by the NCS stockholders to counsel.

     Under these circumstances, it is clear that the requested TRO should be granted. Indeed, in Kahan v. Rosenstiel, supra, the Court stated that filing an application for a TRO in circumstances such as these is the appropriate way to proceed:

          Plaintiff also argued that he had an attorney's lien on the fund [created by the tender offer] which the defendants could not defeat by giving the money directly to the
          shareholders....It should be noted that if plaintiff
          believed he was entitled to a lien on the amount that [the bidder] paid to the shareholders for their stock, he could have sought an injunction to enjoin the payment and to assert his claim against it in court.

424 F.2d at 168 n.8 (emphasis added). Likewise, in Weinberger v. UOP, Inc., supra, 517 A.2d at 658, then Vice Chancellor Berger recognized the appropriateness of the procedure sought here--partial withholding of the fund until appropriate attorneys' fees are determined and satisfied. See also Perrine
v. Pennroad Corp., 51 A.2d 327, 343 (Del. Ch. 1947) (court retains jurisdiction over settlement fund to extent of amount awarded as attorney fee); Koppel v. Wien, 743 F.2d 129, 134-35 (2d Cir. 1984). And in Zlotnick v. Metex, Inc., Del. Ch., C.A. No. 9781, Hartnett, V.C. (Mar. 2, 1989) (Order), the Court granted a restraining order on a payout to shareholders to secure counsel fees.(1) See also Mentor Graphics Corporation v. Quickturn Design Systems, Inc.,

----------

      (1) The Court's Order permitted the Metex defendants to assume responsibility for the counsel fee in lieu of withholding payment to the Class. In In Re Macmillan Inc. Shareholders Litig., C.A. No. 9909, In
Re Dunkin' Donuts Shareholders Litig., C.A. No. 10825, and In Re Wilson Foods Corporation Shareholders Litig., C.A. No. 10106, counsel made an application like the instant one, the defendants agreed to be responsible for such counsel fees as the Court might award, and the need for ruling on the TRO application was thus obviated. Here plaintiffs' counsel have sought but not yet received such a commitment.

789 A.2d 1216, 1233 (Del. Ch. 2001).

          B. Shareholders' Counsel Can Demonstrate A Reasonable Probability of Success On The Merits Of The Fee Application

     Shareholders' counsel who obtain a recovery for the benefit of others are entitled to reasonable attorneys' fees and reimbursement of expenses from the beneficiaries of the actions under the "common fund" doctrine, The Delaware Supreme Court held in Chrysler Corp. v. Dann, 223 A.2d 384 (Del. 1966):

          . . . when the litigation results in benefit to all members of a class, the successful litigant is entitled to an allowance for counsel fees to be paid from the fund or property which his efforts have created, the amount to be fixed in the sound discretion of the Chancellor.

Id. at 386 (emphasis supplied). Allied Artists Pictures Corp. v. Baron, 413 A.2d 867 (Del. 1980); Sugarland Industries, Inc. v. Thomas, 420 A.2d 142 (Del. 1980); McDonnell Douglas Corp. v. Palley, 310 A.2d 635 (Del. 1973); Anderson-Clayton, supra, mem. op. at 3. See also Weinberger v. UOP, Inc., supra, 517 A.2d 652; In re FirstInterstate Bancorp. Consol. Shareholders Litigation, 756 A.2d 353 (Del. Ch. 1999), aff'd, 755 A.2d 388 (Del. 2000).

     Here, the efforts of plaintiffs' counsel have conferred a benefit of more than $102 million upon the shareholders. Courts have readily approved the award of fees in analogous situations where plaintiffs' claims were mooted by defendants' correction of underpriced tender offers or abandonment of risky acquisition plans. See Sugarland Industries, Inc. v. Thomas, 420 A.2d 142, 148-149 (Del. 1980) (fee awarded where plaintiffs challenged an acquisition offer as inadequate, contributed to the creation of a syndicate which made a higher offer, obtained an injunction preventing the company from accepting the inadequate offer and requiring it to conduct an auction, all of which resulted in the acceptance of the highest offer); Anderson-Clayton, supra; Ramey v. Cincinnati Enquirer, Inc. 508 F.2d 1188, 1194-1196 (6th Cir. 1974),
cert. denied, 422 U.S. 1048 (1975) (derivative suits caused defendant to terminate a risky repurchase plan and allowed outside companies to make more favorable bids); Barton v. Drummond Co., 636 F.2d 978 (5th Cir. 1981) (plaintiff may be entitled to fees where the challenged merger was abandoned subsequent to his lawsuit); Kahan v. Rosenstiel, supra, 424 F.2d 161 (plaintiff may be entitled to fees where the acquiring company improved the terms of its offer after institution of the suit).

     The fees to be requested by plaintiffs' counsel are reasonable when compared to the huge, direct benefit created for NCS shareholders. A fee and expense application of $13.5 million would constitute approximately 13% of the benefit created for the stockholders. The courts of this State have awarded fees in excess of this percentage of recovery in shareholder litigation. See, e.g., Sugarland Industries, Inc., supra, ($15 million value of benefit and 20% fee of $3 million); Krinsky v. Helfand, 156 A.2d 90, 95 (Del 1959) (20% fee); Smith v. Van Gorkom, 1985 WL 22040 (Del. Ch.) (23.4% of the fund awarded).

                                   CONCLUSION

     Plaintiffs' counsels' clear entitlement to substantial compensation would be empty indeed if the common fund was disbursed to thousands of stockholders, and it became impossible, as a practical matter, to enforce whatever award this Court might ultimately make. Accordingly, plaintiffs' counsel request that this Court temporarily restrain Omnicare from distributing $13.5 million in cash to NCS' shareholders and direct Omnicare to deposit that sum in an interest-bearing escrow account subject to the jurisdiction of this Court until plaintiffs' counsels application for attorneys' fees and reimbursement of expenses in C.A. No. 19786 has been determined.


                                               ROSENTHAL, MONHAIT, GROSS
Of Counsel:                                    & GODDESS, P.A.

LOWEY DANNENBERG BEMPORAD                      By: /s/ Joseph A. Rosenthal
& SELINGER, P.C.                                  -----------------------------
The Gateway, 11th Floor                        Suite 1401, 919 N. Market Street
On North Lexington Avenue                      Wilmington, Delaware 19801
White Plains, New York, 10601-1714             Tel: (302) 656-4433
(914) 997-0500

BEATIE AND OSBORN LLP                          CHIMICLES & TIKELIS LLP
521 Fifth Avenue, 34th Floor                   One Rodney Square
New York, New York 10175                       Wilmington, Delaware 19801
Tel: (212) 888-9000                            (302) 656-2500
Plaintiffs' Co-lead Counsel
                                               Attorneys for Plaintiffs

CAULEY GELLER BOWMAN & COATES, LLP
One Boca Place
2255 Glades Road, Suite 421A
Boca Raton, FL 33431
(561) 750-3000

SCHIFFRIN & BARROWAY, LLP
Three Bala Plaza East, Suite 400
Bala Cynwyd, PA 19004
(610) 667-7706

WOLF HALDENSTEIN ADLER FREEMAN & HERZ
270 Madison Avenue
New York, NY 10016
(212) 545-4600

                           TABLE OF UNREPORTED CASES

                                                                         EXHIBIT

In Re Anderson-Clayton Shareholder Litigation, Del. Ch., Cons. C.A.
     No. 8387, Allen, C. (Sept. 19, 1988) ....................................A

Cottle v. Carr, 1988 WL 10415 ................................................B

Smith v. Van Gorkom, 1985 WL 22040 (Del. Ch.) ...............................C

Zlotnick v. Metex, Inc., Del. Ch., C.A. No. 9781, Harnett, V.C.
     (Mar. 2, 1989) ..........................................................D